Exhibit 10.7

AMENDMENT NO. 1

TO RECEIVABLES SALE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of April 30, 2009, is between Navistar Financial Corporation, a Delaware corporation (“Transferor”), and Truck Retail Accounts Corporation, a Delaware corporation (the “Transferee”), and pertains to that certain RECEIVABLES SALE AGREEMENT dated as of April 8, 2004 by and among the parties hereto (as heretofore modified from time to time, the “Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENTS

The Transferor has requested that the Transferee agree to certain amendments to the Agreement; and

The Transferee is willing to agree to the requested amendments on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

(a) The definition of “Receivable” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

“Receivable” means each domestic open account trade receivable arising from the sale of one or more trucks by Originator, including, without limitation, all rights to receive payments of Finance Charges with respect thereto, which receivable has been sold by the Originator to the Transferor pursuant to the Master Intercompany Agreement; provided, however, in no event shall any of the following constitute a “Receivable”: (a) any receivable that has been or is to be resold by the Transferor to the Originator unless that receivable has already been sold by the Transferee pursuant to the Purchase Agreement and included in the Net Receivables Balance reported to the Agent; (b) any Retail Account Service Charges (as defined in the Master Intercompany Agreement) paid to the Transferor, or (c) any Potentially Refinanced Receivable. Open account trade receivables arising from any one transaction, including, without limitation, those represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the rights and obligations arising from any other transaction; provided, further, that any open account trade receivable referred to in this sentence shall be a Receivable regardless or whether the Obligor, the Originator or the Transferor treats such trade receivable as a separate payment obligation.

(b) The following definition is hereby added to Exhibit I to the Agreement in its appropriate alphabetical order:

“Potentially Refinanced Receivable” means any receivable that is (a) identified by the Originator or the Transferor in its sole discretion prior to the date on which such Receivable is sold by the Transferor to the Transferee pursuant to the Agreement as having an expectation that such receivable may be refinanced by the Transferor or one of its Affiliates, and (b) flagged in the Originator’s Records with the identifying code “PRR”.

Section 2. Representations and Warranties. In order to induce the parties to enter into this Amendment, the Transferor represents and warrants to the Transferee and its assigns that (a) after giving affect to this Amendment, each of the Transferor’s representations and warranties contained in Article II of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by the Transferor of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate action on its part, and (c) this Amendment has been duly executed and delivered by the Transferor and constitutes the legal, valid and binding obligation of such Seller Party enforceable against the Transferor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of (a) counterparts hereof duly executed by each of the parties hereto with the consent of the requisite parties under the Purchase Agreement, and (b) $5,000 in reimbursement of an outstanding invoice from Standard & Poor’s Ratings Group.

Section 4. Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(b) Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

NAVISTAR FINANCIAL CORPORATION

By:	/s/ Bill V. McMenamin
Name:	Bill V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

TRUCK RETAIL ACCOUNTS CORPORATION

By:	/s/ Bill V. McMenamin
Name:	Bill V. McMenamin
Title:	Vice President, Chief Financial Officer and Treasurer

By its signature below, the Agent hereby consents to the foregoing amendment:

JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director

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